Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Andy Clark
	(212) 635-1569	(212) 635-1578

THE BANK OF NEW YORK MELLON CORPORATION REPORTS

SECOND QUARTER CONTINUING EPS OF $0.23

IMPACTED BY:

•	$0.23 – TARP redemption premium/dividends and FDIC special assessment
•	$0.05 – Investment write-downs and M&I expenses offset by the benefit of tax settlements

FEE REVENUE INCREASED 3% SEQUENTIALLY; TOTAL REVENUE STABLE

STRENGTHENED CAPITAL RATIOS

TIER 1 12.5% (EX. TARP), TIER 1 COMMON 11.1%

NEW YORK, July 22, 2009 — The Bank of New York Mellon Corporation (NYSE:BK) today reported second quarter income from continuing operations applicable to common shareholders of $267 million, or $0.23 per common share, compared with $303 million, or $0.26 per common share, in the second quarter of 2008 and $363 million, or $0.31 per common share, in the first quarter of 2009.

“Overall, revenue has stabilized, we continue to gain market share, remain profitable, and have among the best capital levels in our industry. However, investment losses remain stubbornly high primarily due to continued deterioration in the residential housing market. We will continue to focus on maintaining exceptional client service levels and reducing risk and expenses,” said Robert P. Kelly, chairman and chief executive officer of The Bank of New York Mellon Corporation.

On June 30, 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. Accordingly, all income statements in this release have been restated.

Net income applicable to common shareholders, including discontinued operations, totaled $176 million, or $0.15 per common share, in the second quarter of 2009, compared with $309 million, or $0.27 per common share in the second quarter of 2008 and $322 million, or $0.28 per common share in the first quarter of 2009.

Second Quarter Highlights Unless otherwise noted, all comments begin with the results of the second quarter of 2009 and are compared to the second quarter of 2008. Please refer to the Quarterly Earnings Review for detailed business segment information.

Total revenue was $2.957 billion, comprised of $2.257 billion of fee and other revenue and $700 million of net interest revenue. Total revenue included a pre-tax charge for the write-down of investment securities ($256 million) in fee and other revenue.

Reconciliation of total revenue				2Q09 vs.
(dollar amounts in millions)	2Q09	1Q09	2Q08	2Q08	1Q09
Fee and other revenue – GAAP	$2,257	$2,136	$2,989	(24)%	6%
Investment write-downs	256	295	152	N/M	N/M
Total fee revenue – GAAP	2,513	2,431	3,141	(20)	3
Net interest revenue – GAAP	700	775	388	80	(10)
SILO charge	–	–	377	N/M	N/M
Total revenue excluding investment write-downs and SILO charge – Non-GAAP	$3,213	$3,206	$3,906	(18)%	–%

N/M – Not meaningful.

•

Assets under custody and administration amounted to $20.7 trillion at June 30, 2009, a decrease of 10% compared with the prior year and an increase of 6% sequentially. The year-over-year decrease reflects the impact of new business converted which was more than offset by lower market values, while the sequential increase primarily reflects the impact of new business converted and higher market values. Assets under management, excluding securities lending assets, amounted to $926 billion at quarter end. This represents a decrease of 17% compared with the prior year, and a 5% sequential increase. Net asset outflows in the second quarter totaled $19 billion, primarily reflecting an outflow of $14 billion related to the termination of a unique and very low fee relationship (less than 1 basis point annually), as well as money market outflows. Securities lending assets were $290 billion at June 30, 2009, a decrease of 1% sequentially and 51% compared with the prior year.

•

Securities servicing fees totaled $1.293 billion, a decrease of 18% year-over-year and an increase of 5% (unannualized) sequentially. Continued strong new business wins in the securities services businesses were more than offset by the impact of lower volumes and spreads associated with securities lending, lower market values, and lower levels of fixed income issuances globally. The increase sequentially primarily resulted from new business, improved market values and higher transaction volumes. Securities lending fee revenue totaled $97 million in the second quarter of 2009 compared with $202 million in the prior year period and $90 million sequentially.

•

Asset and wealth management fees, including performance fees, totaled $637 million, a decline of 26% compared with the prior year and an increase of 3% (unannualized) sequentially. The year-over-year decrease reflects the global weakness in market values partially offset by higher performance fees. The sequential increase reflects improved market values and higher performance fees. Both periods were impacted by lower fees related to money market and alternative asset classes. Performance fees totaled $26 million in the second quarter of 2009 compared with $17 million in the prior year period and $7 million in the first quarter of 2009.

•

Foreign exchange and other trading activities totaled $237 million, a decrease of 23% compared with $308 million in the prior year and a decrease of 23% (unannualized) compared with $307 million in the first quarter of 2009. The decrease compared with both periods reflects lower trading revenue primarily due to the lower valuation of credit derivatives used to hedge the loan portfolio. The year-over-year comparison also reflects lower foreign exchange revenue driven by lower volumes, partially offset by higher volatility, while sequentially, foreign exchange fees increased driven by higher volumes.

•

Net interest revenue (FTE) totaled $704 million with a net interest margin of 1.80% compared with $779 million and 1.87% sequentially. The net interest margin stabilized despite very low rates reflecting our strategy to reduce cash held at central banks and invest in securities issued by government-sponsored and guaranteed entities with a duration of 2-4 years. The sequential decline in revenue resulted primarily from a lower level of average interest-earning assets as the balance sheet returned to expected levels, as well as a lower value and level of interest-free funds.

•

Securities portfolio losses totaled $256 million. This compares with a loss of $152 million in the second quarter of 2008 and a loss of $295 million in the first quarter of 2009. Write-downs recorded in the second quarter of 2009 primarily reflect continued deterioration in the credit quality of residential mortgage-backed securities. Further information on the investment portfolio is detailed in the Quarterly Earnings Review on page 9.

The provision for credit losses was $61 million in the second quarter of 2009 compared with $13 million in the second quarter of 2008 and $59 million in the first quarter of 2009. During the second quarter of 2009, the total allowance for credit losses decreased $33 million as net charge-offs totaled $54 million and $40 million of the allowance for credit losses was transferred to discontinued operations.

Total noninterest expense was $2.383 billion. This compares with total noninterest expense of $2.743 billion in the second quarter of 2008 and $2.280 billion in the first quarter of 2009.

Reconciliation of noninterest expense				2Q09 vs.
(dollar amounts in millions)	2Q09	1Q09	2Q08	2Q08	1Q09
Noninterest expense - GAAP	$2,383	$2,280	$2,743	(13)%	5%
FDIC special assessment	61	–	–	N/M	N/M
M&I expenses	59	68	149	(60)	(13)
Intangible amortization	108	107	123	(12)	1
Total noninterest expense, excluding FDIC special assessment, M&I expenses and intangible amortization - Non-GAAP	$2,155	$2,105	$2,471	(13)%	2%

N/M – Not meaningful.

•

In 2Q09, we recorded a charge of $61 million related to an FDIC special emergency deposit assessment for all depository institutions. This special assessment reflects a charge of 5 basis points on total assets, minus Tier 1 capital at June 30, 2009 subject to a cap of 10 basis points of average assessable domestic deposits for the second quarter of 2009.

•

Total noninterest expense (excluding FDIC special assessment, M&I expenses and intangible amortization) decreased 13% compared with the prior year and increased 2% (unannualized) sequentially. The year-over-year decline reflects lower staff expense, including lower incentives, as well as continued strong overall expense control. The sequential increase primarily reflects higher sub-custodian and clearing expenses, software expenses and reserves for remediation of withholding tax documentation, partially offset by lower staff expenses.

The effective tax rate, on a continuing operations basis, was 2.2% in the second quarter of 2009. In the second quarter of 2009, the Company recognized $134 million of tax benefits primarily attributable to the final LILO/SILO tax settlement agreement at an amount less than originally recorded. Excluding the impact of the FDIC special assessment, M&I expenses, investment write-downs and the benefit of tax settlements recorded in the second quarter of 2009, the effective tax rate was 32.4% (Non-GAAP) in the second quarter of 2009.

Results in the second quarter of 2009 included an after-tax redemption charge of $196.5 million related to the repurchase of preferred stock issued to the U.S. Treasury as part of the TARP Capital Purchase Program and $39.8 million for the final dividend on the Series B preferred stock. The redemption premium/dividends and the FDIC special assessment decreased EPS by $0.23 per share in the second quarter of 2009.

The unrealized net of tax loss on our securities portfolio was $4.4 billion at June 30, 2009 compared with a net of tax loss of $4.5 billion at March 31, 2009. Further information on the investment portfolio is detailed in the Quarterly Earnings Review on page 9.

On June 30, 2009, the Company submitted to the U.S. Treasury notice of our intention to repurchase the warrant which we issued to the Treasury in connection with the TARP Capital Purchase Program. The Company and the Treasury are currently discussing the terms of the proposed repurchase of the warrant.

Capital ratios - preliminary (a)	June 30, 2009	March 31, 2009		June 30, 2008
Tier 1 capital ratio	12.5%	13.8	% (b)	9.3%
Tier 1 common equity to risk weighted assets ratio (c)	11.1	10.0		7.9
Total (Tier 1 plus Tier 2) capital ratio	16.0	17.5		12.9
Leverage capital ratio	7.7	7.8		6.4
Common shareholders’ equity to assets ratio	13.4	12.5		14.2
Tangible common equity to tangible assets ratio – Non-GAAP (c)	4.8	4.2		4.6
(a)	Includes discontinued operations.
(b)	The Tier 1 capital ratio, excluding the TARP preferred stock, was 11.2% at March 31, 2009.
(c)	See the Supplemental information section beginning on page 9 for a calculation of this ratio.

On June 30, 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. Accordingly, the income statements for all periods in this release have been restated. The restatement resulted in a reduction to previously reported levels of net interest revenue and the net interest margin; a slight reduction in both treasury services and other fee revenue; a reduction in the provision for credit losses; a reduction in noninterest expense and a change in continuing earnings per share.

Also on July 22, 2009, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of 9 cents per common share. This cash dividend is payable on Aug. 11, 2009 to shareholders of record as of the close of business on Aug. 3, 2009.

The Bank of New York Mellon Corporation is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. The company is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has $20.7 trillion in assets under custody and administration, $926 billion in assets under management, services $11.8 trillion in outstanding debt and processes global payments averaging $1.8 trillion per day. Additional information is available at www.bnymellon.com.

Earnings Release Format

Throughout this Earnings Release, all information is reported on a continuing operations basis unless otherwise noted. Quarterly returns are annualized.

Supplemental Financial Information

The Quarterly Earnings Review and supplemental financial trends for The Bank of New York Mellon Corporation have been updated through June 30, 2009 and are available at www.bnymellon.com (Investor Relations—financial reports). The Quarterly Earnings Review and supplemental financial trends have been restated for discontinued operations.

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, chief financial officer, along with other members of executive management from The Bank of New York Mellon Corporation, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 22, 2009. This conference call and audio webcast will include forward-looking statements and may include other material information. Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (210) 838-9221 (International) Passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and supplemental financial trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on July 22, 2009. Replays of the conference call and audio webcast will be available beginning July 22, 2009 at approximately 2:00 p.m. EDT through Aug. 5, 2009 by dialing (866) 442-1776 (U.S.) or (203) 369-1076 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended				Year to date
(dollar amounts in millions, except per common share amounts and unless otherwise noted; common shares in thousands)	June 30, 2009	March 31, 2009	June 30, 2008		June 30, 2009	June 30, 2008
Continuing operations
Return on common equity (annualized) – GAAP	4.0%	5.8%	4.3%		4.9%	7.2%
Non-GAAP adjusted (a)	6.5%	10.5%	13.2%		8.5%	13.0%
Return on tangible common equity (annualized) – Non-GAAP (a)	18.4%	28.8%	18.5%		23.2%	27.5%
Non-GAAP adjusted (a)	23.8%	43.9%	45.9%		33.0%	43.1%
Fee and other revenue as a percent of total revenue (FTE)	76%	73%	88%		75%	84%
Non-GAAP adjusted (a)	78%	76%	80%		77%	80%
Annualized fee revenue per employee (based on average headcount) (in thousands)	$241	$234	$298		$238	$294
Percent of non-U.S. fee and net interest revenue (FTE)	29%	28%	37	% (b)	29%	35	% (b)
Pre-tax operating margin (FTE)	18%	20%	19%		19%	25%
Non-GAAP adjusted (a)	31%	33%	37%		32%	37%
Net interest margin (FTE) (c)	1.80%	1.87%	1.11	% (b)	1.84%	1.61	% (b)

Selected average balances:
Interest-earning assets (d)	$157,265	$167,427	$142,032		$162,318	$142,448
Total assets	$208,533	$220,119	$195,997		$214,294	$198,394
Interest-bearing deposits (d)	$98,896	$101,983	$93,932		$100,430	$92,969
Noninterest-bearing deposits (d)	$32,852	$43,051	$24,300		$37,924	$25,013
Total shareholders’ equity	$28,934	$27,978	$28,507		$28,458	$29,029

Average common shares and equivalents outstanding:
Basic	1,171,081	1,146,070	1,135,153		1,158,649	1,134,710
Diluted	1,174,466	1,146,943	1,142,936		1,160,620	1,143,312

Period-end data
Assets under custody and administration at period end (in trillions)	$20.7	$19.5	$23.0		$20.7	$23.0
Cross-border assets at period end (in trillions)	$7.8	$7.3	$10.3		$7.8	$10.3
Market value of securities on loan at period end (in billions) (e)	$290	$293	$588		$290	$588
Assets under management at period end (in billions)	$926	$881	$1,113		$926	$1,113

Employees	41,800	41,700	42,700		41,800	42,700

Book value per common share – GAAP	$22.68	$22.03	$24.93		$22.68	$24.93
Tangible book value per common share – Non-GAAP (a)	$6.60	$5.48	$7.19		$6.60	$7.19
Dividend per common share	$0.09	$0.24	$0.24		$0.33	$0.48
Closing common stock price per common share	$29.31	$28.25	$37.83		$29.31	$37.83
Market capitalization	$35,255	$32,585	$43,356		$35,255	$43,356
(a)	See Supplemental information beginning on page 9 for a calculation of these ratios.
(b)	Excluding the SILO charge, the percent of non-U.S. fee and net interest revenue was 33% for both the quarter and six months ended June 30, 2008, respectively, and the net interest margin was 2.17% and 2.13% for the quarter and six months ended June 30, 2008, respectively.
(c)	Prior periods calculated on a continuing operations basis even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.
(d)	Excludes the impact of discontinued operations.
(e)	Represents the securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Year to date
(in millions, except per common share amounts)	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Fee and other revenue
Securities servicing fees:
Asset servicing (a)	$671	$609	$873	$1,280	$1,776
Issuer services	372	364	444	736	820
Clearing services	250	253	264	503	527
Total securities servicing fees	1,293	1,226	1,581	2,519	3,123
Asset and wealth management fees	637	616	860	1,253	1,722
Foreign exchange and other trading activities	237	307	308	544	567
Treasury services	132	125	129	257	253
Distribution and servicing	107	111	110	218	208
Financing-related fees	54	48	51	102	98
Investment income	44	(17)	74	27	115
Other	9	15	28	24	110
Total fee revenue	2,513	2,431	3,141	4,944	6,196
Net securities gains (losses)	(256)	(295)	(152)	(551)	(225)
Total fee and other revenue	2,257	2,136	2,989	4,393	5,971
Net interest revenue
Interest revenue	845	979	1,065	1,824	2,687
Interest expense	145	204	677	349	1,556
Net interest revenue	700	775	388	1,475	1,131
Provision for credit losses	61	59	13	120	27
Net interest revenue after provision for credit losses	639	716	375	1,355	1,104
Noninterest expense
Staff (b)	1,153	1,169	1,403	2,322	2,761
Professional, legal and other purchased services (b)	237	237	259	474	497
Net occupancy	142	139	138	281	266
Distribution and servicing	106	107	131	213	261
Software	93	81	88	174	167
Sub-custodian and clearing (a)	91	66	93	157	167
Furniture and equipment	76	77	78	153	157
Business development	49	44	75	93	140
Other	263 (c)	175	206	438 (c)	412
Subtotal	2,210	2,095	2,471	4,305	4,828
Amortization of intangible assets	108	107	123	215	242
Restructuring charges	6	10	–	16	–
Merger and integration expenses:
The Bank of New York Mellon Corporation	59	68	146	127	267
Acquired Corporate Trust Business	–	–	3	–	8
Total noninterest expense	2,383	2,280	2,743	4,663	5,345
Income
Income from continuing operations before income taxes	513	572	621	1,085	1,730
Provision for income taxes	12	161	312	173	670
Income from continuing operations	501	411	309	912	1,060
Discontinued operations:
Income (loss) from discontinued operations	(144)	(65)	14	(209)	20
Provision (benefit) for income taxes	(53)	(24)	8	(77)	10
Income (loss) from discontinued operations, net of tax	(91)	(41)	6	(132)	10
Net income	410	370	315	780	1,070
Net (income) loss attributable to noncontrolling interests, net of tax	2	(1)	(6)	1	(15)
Redemption charge and preferred dividends	(236)	(47)	–	(283)	–
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$176	$322	$309	$498	$1,055
(a)	In the second quarter of 2009, global sub-custodian out-of-pocket expense related to client reimbursements was reclassified from sub-custodian expense to asset servicing revenue. This reclassification was $- million in the first quarter of 2009, $10 million in the second quarter of 2008 and $14 million in the first six months of 2008.
(b)	In the second quarter of 2009, certain temporary/consulting expenses were reclassified from professional, legal and other purchased services to staff expense. The reclassification totaled $24 million in the first quarter of 2009, $19 million in the second quarter of 2008 and $32 million in the first six months of 2008.
(c)	Includes the FDIC special assessment of $61 million recorded in the second quarter of 2009.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement – continued

	Quarter ended					Year to date
(in millions, except per common share amounts)	June 30, 2009	March 31, 2009		June 30, 2008		June 30, 2009	June 30, 2008
Earnings per share attributable to the common shareholders of The Bank of New York Mellon Corporation:
Basic:
Income from continuing operations	$0.23	$0.31		$0.26		$0.54	$0.91
Income (loss) from discontinued operations, net of tax	(0.08)	(0.04)		–		(0.11)	0.01
Net income applicable to common stock	$0.15	$0.28	(a)	$0.27	(a)	$0.43	$0.92
Diluted:
Income from continuing operations	$0.23	$0.31		$0.26		$0.54	$0.91
Income (loss) from discontinued operations, net of tax	(0.08)	(0.04)		–		(0.11)	0.01
Net income applicable to common stock	$0.15	$0.28	(a)	$0.27	(a)	$0.43	$0.92
(a)	Does not foot due to rounding.

Reconciliation of net income from continuing operations attributable to the common shareholders of The Bank of New York Mellon Corporation:	Quarter ended			Year to date
(in millions)	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Income from continuing operations	$501	$411	$309	$912	$1,060
Net (income) loss attributable to noncontrolling interests, net of tax	2	(1)	(6)	1	(15)
Redemption charge and preferred dividends	(236)	(47)	–	(283)	–
Income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation, net of tax	267	363	303	630	1,045
Income (loss) from discontinued operations, net of tax	(91)	(41)	6	(132)	10
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation	$176	$322	$309	$498	$1,055

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	June 30, 2009	Dec. 31, 2008
Assets
Cash and due from:
Banks	$3,783	$4,881
Federal Reserve and other central banks (includes $16,438 and $53,270 of interest-bearing deposits)	16,494	53,278
Other short-term investments—U.S. government-backed commercial paper, at fair value	–	5,629
Interest-bearing deposits with banks	43,369	39,126
Federal funds sold and securities purchased under resale agreements	3,688	2,000
Securities:
Held-to-maturity (fair value of $6,105 and $6,333)	6,812	7,371
Available-for-sale	42,126	32,064
Total securities	48,938	39,435
Trading assets	7,611	11,102
Loans	38,234	43,394
Allowance for loan losses	(434)	(415)
Net loans	37,800	42,979
Premises and equipment	1,685	1,686
Accrued interest receivable	529	619
Goodwill	16,040	15,898
Intangible assets	5,677	5,856
Other assets	15,261	15,023
Assets of discontinued operations	2,137	–
Total assets	$203,012	$237,512

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$36,055	$55,816
Interest-bearing deposits in domestic offices	24,633	32,386
Interest-bearing deposits in foreign offices	69,901	71,471
Total deposits	130,589	159,673
Borrowing from Federal Reserve related to asset-backed commercial paper, at fair value	–	5,591
Federal funds purchased and securities sold under repurchase agreements	2,058	1,372
Trading liabilities	6,889	8,085
Payables to customers and broker-dealers	8,492	9,274
Commercial paper	272	138
Other borrowed funds	1,345	755
Accrued taxes and other expenses	2,790	4,052
Other liabilities (including allowance for lending related commitments of $92 and $114)	4,303	4,618
Long-term debt	17,363	15,865
Liabilities of discontinued operations	1,607	–
Total liabilities	175,708	209,423
Equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued—shares and 3,000,000 shares	–	2,786
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,203,651,558 and 1,148,507,561 common shares	12	11
Additional paid-in capital	21,867	20,432
Retained earnings	11,028	10,250
Accumulated other comprehensive loss, net of tax	(5,608)	(5,426)
Less: Treasury stock of 823,823 and 40,262 common shares, at cost	(23)	(3)
Total The Bank of New York Mellon Corporation shareholders’ equity	27,276	28,050
Noncontrolling interest	28	39
Total equity	27,304	28,089
Total liabilities and equity	$203,012	$237,512

Discontinued operations

On June 30, 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. It was determined that this business no longer fits our strategic focus on our asset management and securities servicing businesses. The business was formerly included in the Other segment. In the second quarter of 2009, we recorded an after-tax loss on discontinued operation of $91 million primarily related to the write-down of goodwill and an increase in the provision for credit losses. The after-tax loss of $41 million in the first quarter of 2009 primarily resulted from a goodwill impairment charge.

The income statements for all periods in this Earnings Release have been restated. The restatement resulted in a reduction to previously reported levels of net interest revenue and the net interest margin; a slight reduction in both treasury services and other fee revenue; a reduction in the provision for credit losses; a reduction in noninterest expense; and a change in continuing earnings per share.

Supplemental information – Explanation of Non-GAAP financial measures

The Company has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. The Company believes that the ratio of tangible common shareholders’ equity to tangible assets is a measure of capital strength that adds additional useful information to investors supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although the Company in its calculation has excluded certain assets which are given a zero percent risk weighting for regulatory purposes. This ratio is also informative to investors in the Company’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by the Company. Further, the Company believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liability, is a useful additional measure for investors because it presents a measure of the Company’s performance in reference to those assets which are productive in generating income.

The Company has also provided a measure of tangible book value per share which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. The Company has presented revenue measures which exclude the effect of investment write-downs and a SILO charge; expense measures which exclude an FDIC special assessment, M&I expenses and intangible amortization expenses; and measures which utilize net income excluding tax items such as the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. The Company believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of the Company to enhance revenues and limit expenses in circumstances where such matters are within the Company’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. The SILO charge relates to a one-time settlement with the IRS of tax structured lease transactions in 2008. We also present earnings information excluding the TARP dividend and redemption premium, so as to provide investors with a better understanding of operational results. In this earnings release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a Company-wide and on a business segment basis.

Reconciliation of net income and EPS – GAAP to Non-GAAP	2Q09		1Q09			2Q08
(in millions, except per common share amounts)	Net income	EPS	Net income	EPS		Net income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$176	$0.15	$322	$0.28		$309	$0.27
Discontinued operations income (loss)	(91)	(0.08)	(41)	(0.04)		6	–
Continuing operations – GAAP	267	0.23	363	0.31	(a)	303	0.26	(a)
TARP redemption premium/dividend	236	0.20	47	0.04		–	–
FDIC special assessment	36	0.03	–	–		–	–

Subtotal	272	0.23	47	0.04		–
M&I expenses	36	0.03	41	0.04		89	0.08
Investment write-downs	161	0.14	183	0.16		91	0.08
Benefit of tax settlements	(134)	(0.11)	–	–		–	–
SILO charge	–	–	–	–		380	0.33

Subtotal	63	0.05 (a)	224	0.20		560	0.49
Net income from continuing operations applicable to common shareholders excluding the TARP redemption premium/dividend, FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements and SILO charge – Non-GAAP	602	0.51	634	0.55		863	0.75
Intangible amortization	67	0.06	66	0.06		75	0.07
Net income from continuing operations applicable to common shareholders excluding the TARP redemption premium/dividend, FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charge and intangible amortization – Non-GAAP	$669	$0.57	$700	0.61		$938	0.82
(a)	Does not foot due to rounding.

Reconciliation of fee and other revenue as percent of total revenue (FTE)
(dollars in millions)	2Q09	1Q09	2Q08
Fee and other revenue – GAAP	$2,257	$2,136	$2,989
Add: FTE increment – Fee revenue	8	8	11
Total fee and other revenue (FTE)	2,265	2,144	3,000
Add: Investment write-downs	256	295	152
Fee and other revenue excluding investment write-downs – Non-GAAP	2,521	2,439	3,152

Net interest revenue – GAAP	700	775	388
Add: FTE increment – Net interest revenue	4	4	4
Net interest revenue (FTE)	704	779	392
Add: SILO charge	–	–	377
Net interest revenue (FTE) excluding SILO charge – Non-GAAP	704	779	769
Total revenue (FTE)	$2,969	$2,923	$3,392
Total revenue (FTE) excluding investment write-downs and SILO charge – Non-GAAP	$3,225	$3,218	$3,921

Fee and other revenue as a percentage of total revenue (FTE)	76%	73%	88%
Fee and other revenue as a percentage of total revenue excluding investment write-downs and SILO charge – Non-GAAP	78%	76%	80%

Reconciliation of fee and other revenue as percent of total revenue (FTE)
(dollars in millions)	YTD09	YTD08
Fee and other revenue – GAAP	$4,393	$5,971
Add: FTE increment – Fee revenue	16	20
Total fee and other revenue (FTE)	4,409	5,991
Add: Investment write-downs	551	225
Fee and other revenue excluding investment write-downs– Non-GAAP	4,960	6,216
Net interest revenue – GAAP	1,475	1,131
Add: FTE increment – Net interest revenue	8	10
Net interest revenue (FTE)	1,483	1,141
Add: SILO charge	–	377
Net interest revenue (FTE) excluding SILO charge – Non-GAAP	1,483	1,518
Total revenue (FTE)	$5,892	$7,132
Total revenue (FTE) excluding investment write-downs and SILO charge – Non-GAAP	$6,443	$7,734
Fee and other revenue as a percentage of total revenue (FTE)	75%	84%
Fee and other revenue as a percentage of total revenue excluding investment write-downs and SILO charge – Non-GAAP	77%	80%

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin (FTE)
(dollars in millions)	2Q09	1Q09	2Q08
Income from continuing operations before income taxes – GAAP	$513	$572	$621
FTE increment	12	12	15
Income from continuing operations before income taxes (FTE)	525	584	636
FDIC special assessment	61	–	–
M&I expenses	59	68	149
Investment write-downs	256	295	152
SILO charge	–	–	377
Intangible amortization	108	107	123
Income from continuing operations before income taxes (FTE) excluding FDIC special assessment, M&I expenses, investment write-downs, SILO charge and intangible amortization – Non-GAAP	$1,009	$1,054	$1,437
Fee and other revenue – GAAP	$2,257	$2,136	$2,989
Add: FTE increment – Fee revenue	8	8	11
Net interest revenue – GAAP	700	775	388
Add: FTE increment – Net interest revenue	4	4	4
Total revenue (FTE) – Non-GAAP	2,969	2,923	3,392
Add: Investment write-downs	256	295	152
SILO charge	–	–	377
Total revenue (FTE) excluding investment write-downs and SILO charge – Non-GAAP	$3,225	$3,218	$3,921
Pre-tax operating margin (FTE) (a)	18%	20%	19%
Pre-tax operating margin (FTE) excluding FDIC special assessment, M&I expenses, investment write-downs, SILO charge, and intangible amortization – Non-GAAP (a)	31%	33%	37%
(a)	Income before taxes divided by total revenue (FTE).

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin (FTE)
(dollars in millions)	YTD09	YTD08
Income from continuing operations before income taxes – GAAP	$1,085	$1,730
FTE increment	24	30
Income from continuing operations before income taxes (FTE)	1,109	1,760
FDIC special assessment	61	–
M&I expenses	127	275
Investment write-downs	551	225
SILO charge	–	377
Intangible amortization	215	242
Income from continuing operations before income taxes (FTE) excluding FDIC special assessment, M&I expenses, investment write-downs, SILO charge and intangible amortization – Non-GAAP	$2,063	$2,879
Fee and other revenue – GAAP	$4,393	$5,971
Add: FTE increment – Fee revenue	16	20
Net interest revenue – GAAP	1,475	1,131
Add: FTE increment – Net interest revenue	8	10
Total revenue (FTE) – Non-GAAP	5,892	7,132
Add: Investment write-downs	551	225
SILO charge	–	377
Total revenue (FTE) excluding investment write-downs and SILO charge – Non-GAAP	$6,443	$7,734
Pre-tax operating margin (FTE) (a)	19%	25%
Pre-tax operating margin (FTE) excluding FDIC special assessment, M&I expenses, investment write-downs, SILO charge and intangible amortization – Non-GAAP (a)	32%	37%
(a)	Income before taxes divided by total revenue (FTE).

Return on common equity and tangible common equity – continuing operations
(dollars in millions)	2Q09	1Q09	2Q08
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$176	$322	$309
Discontinued operations income (loss), net of tax	(91)	(41)	6
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	267	363	303
Add: Intangible amortization	67	66	75
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	334	429	378
Add: FDIC special assessment	36	–	–
M&I expenses	36	41	89
Investment write-downs	161	183	91
Benefit of tax settlements	(134)	–	–
SILO charge	–	–	380
Net income from continuing operations excluding FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charge and intangible amortization – Non-GAAP	$433	$653	$938

Average common shareholders’ equity	$26,566	$25,189	$28,507
Less: Average goodwill	15,989	15,837	16,758
Average intangible assets	5,673	5,752	6,042
Add: Deferred tax liability – tax deductible goodwill	643	624	548
Deferred tax liability – non-tax deductible intangible assets	1,743	1,808	1,959
Average tangible common shareholders’ equity – Non-GAAP	$7,290	$6,032	$8,214

Return on common equity– GAAP (a)	4.0%	5.8%	4.3%
Return on common equity excluding FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charge and intangible amortization – Non-GAAP (a)	6.5%	10.5%	13.2%
Return on tangible common equity – Non-GAAP (a)	18.4%	28.8%	18.5%
Return on tangible common equity excluding FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements and SILO charge – Non-GAAP (a)	23.8%	43.9%	45.9%

(a)	Annualized.

Return on common equity and tangible common equity – continuing operations
(dollars in millions)	YTD09	YTD08
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$498	$1,055
Discontinued operations income (loss), net of tax	(132)	10
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	630	1,045
Add: Intangible amortization	133	149
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	763	1,194
Add: FDIC special assessment	36	–
M&I expenses	77	164
Investment write-downs	344	135
Benefit of tax settlements	(134)	–
SILO charge	–	380
Net income from continuing operations excluding FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charge and intangible amortization – Non-GAAP	$1,086	$1,873

Average common shareholders’ equity	$25,881	$29,029
Less: Average goodwill	15,913	16,670
Average intangible assets	5,713	6,134
Add: Deferred tax liability – tax deductible goodwill	643	548
Deferred tax liability – non-tax deductible intangible assets	1,743	1,959
Average tangible common shareholders’ equity – Non-GAAP	$6,641	$8,732
Return on common equity – GAAP (a)	4.9%	7.2%
Return on common equity excluding FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charge and intangible amortization – Non-GAAP (a)	8.5%	13.0%
Return on tangible common equity – Non-GAAP (a)	23.2%	27.5%
Return on tangible common equity excluding FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements and SILO charge – Non-GAAP (a)	33.0%	43.1%
(a)	Annualized.

Equity to assets and book value per common share	June 30,	March 31,	June 30,
(dollars in millions, unless otherwise noted)	2009	2009	2008
Common shareholders’ equity at period end – GAAP	$27,276	$25,415	$28,569
Less: Goodwill	16,040	15,805	16,565
Intangible assets	5,677	5,717	6,273
Add: Deferred tax liability – tax deductible goodwill	643	624	548
Deferred tax liability – non-tax deductible intangible assets	1,743	1,808	1,959
Tangible common shareholders’ equity at period end – Non-GAAP	$7,945	$6,325	$8,238
Total assets at period end – GAAP	$203,012	$203,478	$201,225
Less: Goodwill	16,040	15,805	16,565
Intangible assets	5,677	5,717	6,273
Cash on deposit with the Federal Reserve and other central banks (a)	16,458	29,679	–
Tangible total assets at period end – Non-GAAP	$164,837	$152,277	$178,387
Common shareholders’ equity to assets – GAAP	13.4%	12.5%	14.2%
Tangible common shareholders’ equity to tangible assets – Non-GAAP	4.8%	4.2%	4.6%
Period end common shares outstanding (in thousands)	1,202,828	1,153,450	1,146,070
Book value per common share	$22.68	$22.03	$24.93
Tangible book value per common share – Non-GAAP	$6.60	$5.48	$7.19
(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of the Tier 1 common equity to risk-weighted assets ratio(a)
(dollars in millions)	2Q09	1Q09	2Q08
Total Tier 1 capital	$15,044	$16,242	$11,354
Less: Series B preferred stock	–	2,795	–
Trust preferred securities	1,691	1,648	1,733
Total Tier 1 common equity	$13,353	$11,799	$9,621

Total risk-weighted assets	$120,498	$117,412	$121,758
Tier 1 common equity to risk-weighted assets ratio	11.1%	10.0%	7.9%
(a)	On a regulatory basis.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, and relate to, among other things, the Company’s proposed repurchase of the warrant issued to the U.S. Treasury, the state of the economy, including the residential housing market, our strategic focus with regard to Mellon United National Bank and the Company’s ability to manage its business through the global recession. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation (the “Company”) which make reference to the cautionary factors described in this earnings release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings release speak only as of July 22, 2009 and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.